Exhibit 99.1

Issuer Direct Reports First Quarter 2015 Results

MORRISVILLE, NC / ACCESSWIRE / May 7, 2015 / Issuer Direct Corporation (NYSE MKT:ISDR), a market leader and innovator of disclosure management solutions and cloud-based compliance technologies, today reported its operating results for the three months ended March 31, 2015. The Company will host an investor conference call today at 4:30 Eastern Time today, to discuss its operating results and relevant topics of interest.

First Quarter 2015 Financial and Business Highlights Include:

●	Revenues were $3.0 million, compared to $3.5 million in the same period of the prior year
●	Gross margins remained at 70%
●	The Company achieved EBITDA margins of 19%, consistent with the prior year
●	The Company generated cash flows from operations of $1.1 million compared to $21,631 in the same period of the prior year
●	Cash was $2.8 million at March 31, 2015, compared to $1.7 million at December 31, 2014
●	The Company’s GAAP earnings per share was $0.10 in the first quarter of 2015, compared to a loss of $0.02 per share in the same period of 2014
●	Non-GAAP net income was $417,653 or $0.18 per diluted share, compared to $409,425 or $0.20 in the same period of the prior year

Key Performance Indicators

●	Excluding Accesswire clients, we performed work for approximately 950 clients in the first quarter of 2015, with average revenue per user (“ARPU”) just under $3,000 per client
●	Direct Accesswire clients grew to 1,266 in the first quarter 2015, compared to 507 in the same period of the prior year.

Brian Balbirnie, CEO of Issuer Direct commented, “Although we are disappointed with the decline in revenue during the first quarter, it is a reflection of the transition of our business as we move our physical printed business over to our digital platforms. Further, we expect that over the next several quarters we will generate additional revenues from the acquisition of Accesswire and from our increased internal sales efforts. We also expect to continue to control cost as we did in fiscal 2014 and the first quarter of 2015, and expect to continue our history of achieving positive cash flows from operations.”

Mr. Balbirnie continued, “We have spent and will continue to spend a considerable amount of time focused on our product sets, platforms and intellectual property development through 2015. These developments are key to our overall offerings in the market and necessary to keep our competitive advantages and sustain the next round of growth that management believes it can achieve. By being successful in this development effort, we can achieve increases in revenues per user as we move throughout fiscal 2015. It is our belief that because of our technology development focus, we will be successful in organically expanding the number of clients that are both public and private.”

Mr. Balbirnie concluded, “Overall, the demand for corporate services continues to be stable in the segments we serve. In a portion of our business, we will continue to see demand shift from traditional printed materials to more of a digital delivery with a hybrid print-on-demand solution. We are positioned well in this space to be both competitive and agile to deliver these solutions to the market at the same or higher gross margins. Our key areas of focus will be the continued expansion of our sales and marketing teams, significant technology development and advancements, profitable sustainable growth, generating significant cash flows from operations, expanding our customer base, growing our newswire business following the acquisition of Accesswire, and integrating and marketing our newly acquired Cloud-based Disclosure platform.”

Financial Results for the First Quarter ended March 31, 2015:

Total revenue decreased by $450,574, or 13%, to $3.0 million during the three-month period ended March 31, 2015, as compared to $3.5 million during the same period of fiscal 2014. The decrease in revenue, partially offset by increased revenue from our press release service, is largely due to a decline in a portion of our shareholder communications revenue associated with our Annual Report Service (ARS) offerings, as issuers shift from hard copy to digital fulfillment of annual reports and investor information. Going forward, management expects an increase in shareholder communication gross margin percentage due to more favorable margins for digital processing, and also due to revenues and margins from the Company's news distribution services as result of the acquisition of Accesswire.

Gross profit was $2.1 million, or a gross profit margin of 70%, for the first quarter of 2015, compared to $2.5 million, or 71% gross profit margin, for the first quarter of 2014. Net operating income was $318,094 compared to $375,123 in the first quarter of last year.

First quarter EBITDA was $586,435, or 19% of revenue, compared to $656,989, or 19% of revenue, in the same quarter last year.

Non-GAAP net income, excluding amortization of intangible assets, stock based compensation, integration of acquisition costs, non-cash interest expense, tax benefit related to a change in the valuation allowance and tax impact of adjustments, was $417,653 or $0.18 per diluted share, compared to $409,425 or $0.20 per diluted share in the first quarter of 2014.

Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

On a GAAP basis, the Company reported net income of $236,665 or $0.10 per diluted share compared to a net loss of $36,942 or ($0.02) per diluted share in the same period of 2014. GAAP income for the first quarter of 2015 included a tax benefit of $210,370 related to the partial reversal of a valuation allowance against deferred tax assets associated with net operating losses acquired from PrecisionIR as noted in the Non-GAAP reconciliation below.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, unusual, non-recurring gains and charges and non-cash interest expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA

	Three Months ended March 31,
	2015	2014
	Amount	Amount

Net income (loss):	$236,665	$(36,942)
Adjustments:
Depreciation and amortization	268,341	281,866
Interest expense, net	244,850	362,055
Income tax expense (benefit)	(163,421)	50,010
Non-GAAP net income:	$586,435	$656,989

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months ended March 31,
	2015		2014
	Amount	Per diluted share	Amount	Per diluted share

Net income (loss):	$236,665	$0.10	$(36,942)	$(0.02)
Adjustments:
Amortization of intangible assets (1)	246,043	0.10	230,108	0.11
Stock based compensation (2)	131,844	0.06	110,766	0.06
Integration and acquisition costs (3)	45,000	0.02	66,572	0.03
Non-cash interest expense (4)	208,335	0.09	312,500	0.15
Tax impact of adjustments (5)	(239,864)	(0.10)	(273,579)	(0.13)
Portion of tax benefit related to change in valuation allowance (6)	(210,370)	(0.09)	-	-
Non-GAAP net income:	$417,653	$0.18	$409,425	$0.20

(1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.
(3)	The adjustments represent legal fees, consulting fees, integration costs, and other non-recurring cost incurred in connection with the acquisitions of PrecisionIR Group, Inc. and Accesswire.
(4)
The adjustment represents the amortization of debt-discount that was created as a result of a beneficial conversion feature that was embedded in a note payable that the Company issued in order to finance the acquisition of PrecisionIR Group, Inc. The amortization of the debt discount is recorded as non-cash interest expense and has no impact on the cash flows or operations of the Company.

(5)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at a rate of 38%, which approximates the Company's state and federal tax rates.
(6)
The adjustment eliminates the income tax benefit recorded in the first quarter of 2015 that was related to a partial reversal of the valuation allowance established for deferred tax assets associated with net operating losses for PrecisionIR Group, Inc. at the date of acquisition.

Conference Call Information

To participate in the conference call, please dial 877.407.8133 (international callers dial 201.689.8040) approximately five minutes prior to 4:30 p.m. eastern time (EDT). Additionally, you can listen to the event online at http://www.investorcalendar.com/IC/CEPage.asp?ID=173994.

A replay of the conference call will be available two hours after completion of the call until Friday, May 21, 2015. To access the replay, dial 201.612.7415 and enter the conference I.D. # 13608996.

About Issuer Direct Corporation:

Issuer Direct is a disclosure management and targeted communications company. Our integrated platform provides tools, technologies and services that enable our clients to disclose and disseminate information through our network. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

Download this Company's Investor Factsheet: http://ir.issuerdirect.com/tearsheet/html/isdr

Request a Copy of this Company most recent Report: https://www.orderannualreports.com/order/companies/846

Forward-Looking Statements.

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2014, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Contact:

Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,775,258	$1,721,343
Accounts receivable, (net of allowance for doubtful accounts of $518,223 and $460,564, respectively)	1,638,172	2,013,464
Deferred income tax asset – current	91,118	7,290
Other current assets	380,314	311,666
Total current assets	4,884,862	4,053,763
Furniture, equipment and improvements, net	145,431	145,384
Goodwill	2,241,872	2,241,872
Intangible assets (net of accumulated amortization of $1,763,100 and $1,517,366, respectively)	3,487,900	3,733,634
Other noncurrent assets	27,997	28,286
Total assets	$10,788,062	$10,202,939

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$383,980	$255,615
Accrued expenses	1,193,973	1,105,122
Income Tax Payable	133,023	135,533
Note payable – related party (net of debt discount of $327,062 and $535,397, respectively)	1,339,611	1,131,276
Deferred revenue	795,012	877,120
Total current liabilities	3,845,599	3,504,666
Deferred tax liability	508,330	633,778
Other long term liabilities	49,585	56,733
Total liabilities	4,403,514	4,195,177

Stockholders' equity:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of March 31, 2015 and December 31, 2014.	-	-
Common stock $0.001 par value, 100,000,000 shares authorized,
2,318,243 and 2,316,743 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively.	2,318	2,317
Additional paid-in capital	5,857,312	5,725,470
Accumulated other comprehensive loss	(39,005)	(47,283)
Retained earnings	563,923	327,258
Total stockholders' equity	6,384,548	6,007,762
Total liabilities and stockholders’ equity	$10,788,062	$10,202,939

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended
	March 31,	March 31,
	2015	2014

Revenues	$3,043,782	$3,494,356
Cost of services	912,877	1,027,591
Gross profit	2,130,905	2,466,765
Operating costs and expenses:
General and administrative	879,782	1,286,253
Sales and marketing expenses	566,056	445,612
Product development	98,632	77,911
Depreciation and amortization	268,341	281,866
Total operating costs and expenses	1,812,811	2,091,642
Operating income	318,094	375,123
Net interest expense	(244,850)	(362,055)
Net income before income taxes	73,244	13,068
Income tax benefit (expense)	163,421	(50,010)
Net income (loss)	$236,665	$(36,942)
Income (loss) per share – basic	$0.10	$(0.02)
Income (loss) per share – fully diluted	$0.10	$(0.02)
Weighted average number of common shares outstanding – basic	2,317,110	2,016,240
Weighted average number of common shares outstanding – fully diluted	2,360,540	2,016,240

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three months ended March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$236,665	$(36,942)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	268,341	281,866
Bad debt expense	76,937	104,980
Deferred income taxes	(209,777)	(165)
Stock-based expense	131,844	191,201
Non-cash interest expense	208,335	312,500
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	292,362	(326,813)
Decrease (increase) in deposits and prepaid assets	(68,747)	(279,751)
Increase (decrease) in accounts payable	130,102	26,656
Increase (decrease) in accrued expenses	87,081	(169,070)
Increase (decrease) in deferred revenue	(74,111)	(82,831)
Net cash provided by operating activities	1,079,032	21,631

Cash flows from investing activities:
Purchase of property and equipment	(22,344)	(8,134)
Net cash used in investing activities	(22,344)	(8,134)

Cash flows from financing activities:
Proceeds from exercise of stock options	-	97,816
Net cash provided by financing activities	-	97,816

Net change in cash	1,056,688	111,313
Cash – beginning	1,721,343	1,713,479
Currency translation adjustment	(2,773)	(3,808)
Cash – ending	$2,775,258	$1,820,984

Supplemental disclosure for non-cash investing and financing activities:
Cash paid for interest	$19,906	$50,000
Cash paid for income taxes	$34,500	$331,000